DARREN K. DESTEFANO

(703) 456-8034

ddestefano@cooley.com

February 29, 2012

Gladstone Investment Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Gladstone Investment Corporation, a Delaware corporation (the “Company”), of up to 1,610,000 shares of the Company’s 7.125% Series A Cumulative Term Preferred Stock, $.001 par value (the “Shares”), pursuant to a Registration Statement on Form N-2, as amended (Registration No. 333-160720) (the “Registration Statement”), the related prospectus dated September 9, 2011 (the “Prospectus”) and the prospectus supplement dated February 28, 2012 (the “Prospectus Supplement”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement. The Prospectus Supplement relates to the offer and issue of the Shares in accordance with that certain Underwriting Agreement dated February 28, 2012, by and among Jefferies & Company, Inc., as representative of the several underwriters listed on Schedule A thereto, the Company, Gladstone Management Corporation, a Delaware corporation, and Gladstone Administration LLC, a Delaware limited liability company (the “Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation, the Certificate of Designation of the 7.125% Series A Cumulative Term Preferred Stock and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, including the Agreement, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold in accordance with the Registration

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

Gladstone Investment Corporation

February 29, 2012

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Statement and the related Prospectus and the Prospectus Supplement and the Agreement will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a post-effective amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Sincerely,

COOLEY LLP

By:	/s/ Darren K. DeStefano
Darren K. DeStefano

508745 v4/RE

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM